EXHIBIT 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 8, 2004 in Amendment No.5 to the Registration Statement (Form SB-2 submission No. 333-136755) of CIGMA METALS CORPORATION AND SUBSIDIARIES (the "Company") for the registration of 16,000,000 shares of the Company's common stock.


Vancouver, British Columbia, Canada         /S/ MOORE STEPHENS ELLIS FOSTER LTD.
January 18, 2007                            Chartered Accountants